Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Peoples Bancorp Inc. on Form S-4, and the related Joint Proxy Statement/Prospectus, of our report dated March 22, 2021, relating to the consolidated financial statements of Premier Financial Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption “Experts”.

/s/ Crowe, LLP

May 11, 2021